UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2014 (October 22, 2014)

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 22, 2014, Omnicom Group Inc. (“Omnicom Group”), together with its wholly owned direct finance subsidiary, Omnicom Capital Inc. (collectively with Omnicom Group, the “Issuers”), announced the pricing of their public offering of $750 million aggregate principal amount of 3.65% Senior Notes due 2024 (the “Notes”). The Notes will mature on November 1, 2024. The transaction is expected to close on October 29, 2014. In connection with the offering, the Issuers entered into an underwriting agreement dated October 22, 2014 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Notes will be issued under a base indenture to be entered into among the Issuers and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto to be entered into among the Issuers and the Trustee.

The Issuers expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $741.6 million and intend to use such net proceeds for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of common stock or other capital transactions.

The Notes are being offered pursuant to the Issuers’ shelf registration statement on Form S-3 (File No. 333- 184510) , which became effective upon filing with the Securities and Exchange Commission on October 19, 2012. In connection with the offering of the Notes, Omnicom Group is filing certain other exhibits to this Current Report on Form 8-K for the purpose of incorporating them as exhibits to the Registration Statement and they are also incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 22, 2014, among Omnicom Group Inc., Omnicom Capital Inc., and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and Wells Fargo Securities, LLC
99.1	Press release dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.
By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and
Chief Financial Officer

Date: October 23, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 22, 2014, among Omnicom Group Inc., Omnicom Capital Inc., and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and Wells Fargo Securities, LLC
99.1	Press release dated October 22, 2014